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                                                                       EXHIBIT 1


                        3,000,000 Shares of Common Stock

                                  Modtech, Inc.

                             UNDERWRITING AGREEMENT

                                 November , 1997

BEAR, STEARNS & CO. INC.
CRUTTENDEN ROTH INCORPORATED
L.H. FRIEND, WEINRESS, FRANKSON & PRESSON, INC.
  as the Underwriters
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y.  10167

Dear Sirs:

      Modtech, Inc., a corporation organized and existing under the laws of California (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 1,000,000 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") and the selling shareholders of the Company named in Schedule II hereto (the "Selling Shareholders") propose to sell to the Underwriters an additional 2,000,000 shares of Common Stock, which aggregate of 3,000,000 shares of Common Stock are referred to herein as the "Firm Shares." In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, certain Selling Shareholders (as set forth on Schedule II hereto) propose to sell to the Underwriters, at the option of the Underwriters, up to an additional 450,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

      1. Representations and Warranties of the Company and the Selling Shareholders.

            A. The Company represents and warrants to, and agrees with, the Underwriters that:

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-37473), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any


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information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

                  (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any, (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

                  (c) KPMG Peat Marwick LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

                  (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiary taken as a whole,


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whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor its subsidiary has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiary taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

                  (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

                  (f) The execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiary pursuant to any material agreement, instrument, franchise, license or permit to which the Company or its subsidiary is a party or by which either of such corporations or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the articles of incorporation or by-laws of the Company or its subsidiary or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or its subsidiary or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or its subsidiary or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                  (g) All of the outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. The Company had, at October [10], 1997, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                  (h) Other than ___________, a California corporation that is a wholly owned subsidiary of the Company, the Company does not have any subsidiaries and does not own


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any equity interests in any other entity. Each of the Company and its subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation. Each of the Company and its subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiary taken as a whole. Each of the Company and its subsidiary has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

                  (i) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or its subsidiary is a party or to which any property of the Company or its subsidiary is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or its subsidiary which could reasonably be expected to result in any material adverse change or any development involving a material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiary taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus.

                  (j) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                  (k) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

                  (l) Except as described in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.


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                  (m) The Company is not, and upon consummation of the
transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

                  (n) Except as disclosed in the Prospectus, and except as to violations, breaches, defaults and events of default that individually or in the aggregate would not have a material adverse effect on the Company and its subsidiary taken as a whole, (i) neither the Company nor its subsidiary is in violation or default of any provision of its articles of incorporation or bylaws, or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary or any of its respective properties are bound; and (ii) there does not exist any state of facts that constitutes an event of default on the part of the Company or its subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

                  (o) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been described or filed as required. The descriptions of the contracts in the Prospectus are accurate in all material respects and fairly present the information required by the Act and/or the Rules and Regulations to be presented in Form S-1; except as disclosed in the Prospectus, the contracts so described in the Prospectus are in full force and effect on the date hereof, and, neither the Company, its subsidiary nor, to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts other than any such breach or default as would not, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or other), properties, business, results of operations or prospects of the Company and its subsidiary taken as a whole.

                  (p) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company is or may be a party or of which property owned or leased by the Company is or may be the subject or related to environmental or discrimination matters, that, individually or in the aggregate, could reasonably prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or other), properties, business, results of operations or prospects of the Company and its subsidiary taken as a whole; and no labor disturbance by the employees of the Company or its subsidiary exists or is imminent that might be expected to affect adversely such condition, properties, business, results of operations or prospects. Neither the Company nor its subsidiary is a party or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body that could reasonably be expected to result in a material adverse change in the condition (financial or other), properties, business, results of operations or prospects of the Company and its subsidiary taken as a whole.


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                  (q) Each of the Company and its subsidiary has good and
marketable title to all the properties and assets reflected as owned by it in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except
(i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or its subsidiary. Each of the Company and its subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company and its subsidiary taken as a whole. Except as disclosed in the Prospectus, each of the Company and its subsidiary owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

                  (r) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) neither the Company nor its subsidiary has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction that is not in the ordinary course of business or that could result in a material reduction in the future earnings of the Company and its subsidiary taken as a whole; (ii) neither the Company nor its subsidiary has sustained any loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, that materially and adversely affects the condition (financial or other), business, results of operations or prospects of the Company and its subsidiary taken as a whole; (iii) neither the Company nor its subsidiary has paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor its subsidiary is in default in the payment of principal of or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Shares hereunder and upon the exercise of options and other rights described in the Registration Statement) or increase in indebtedness material to the Company and its subsidiary taken as a whole (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiary taken as a whole.

                  (s) Except as disclosed in or specifically contemplated by the Prospectus, the Company has sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct its business as now conducted; the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or other), business, results of operations or prospects of the Company and its subsidiary taken as a whole; except as disclosed in or specifically contemplated by the Prospectus, the Company has no knowledge of any material infringement by it or its customers, with respect to their use of the Company's trademarks, trade name rights, patent rights, mask works, copyrights, licenses, trade secrets or other similar rights of others, and there is no claim being made against the Company, its subsidiary or its customers with respect to their use of the Company's products, which claims are regarding trademarks, trade names, patents, mask works,


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copyrights, licenses, trade secrets or other infringements which could have a material adverse effect on the condition (financial or other), business, results of operations or prospects of the Company and its subsidiary taken as a whole.

                  (t) Neither the Company nor its subsidiary has been advised, or has any reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not materially adversely affect the condition (financial or other), business, results of operations or prospects of the Company and its subsidiary taken as a whole.

                  (u) Each of the Company and its subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or its subsidiary which could materially and adversely affect the business, operations or properties of the Company and its subsidiary taken as a whole.

                  (v) The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

                  (w) The Company and its subsidiary maintain insurance of the types, with insurers, and in the amounts as are reasonable and customary in the business in which it is engaged, including, but not limited to, insurance covering real and personal property leased by the Company or its subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                  (x) Neither the Company nor its subsidiary has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign or domestic office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign or federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  (y) Other than the Underwriters acting in their capacity as such, no person is or will be owed any finders fee or commission or similar payment in connection with the transactions contemplated by this Agreement.

            B. Each of the Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with the Underwriters that:

                  (a) Such Selling Shareholder has, and on the Closing Date and the Additional Closing Date hereinafter defined will have, good and valid title to the Firm Shares and/or the Additional Shares, as applicable, proposed to be sold by such Selling Shareholder


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hereunder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions, rights (including, to the knowledge of such Selling Shareholder, preemptive rights) and claims whatsoever. [None of the Firm Shares and none of the Additional Shares proposed to be sold by such Selling Shareholder are subject to any adverse claim (within the meaning of Section 8-102(a)(1) of the California Uniform Commercial Code) and, to the knowledge of such Selling Shareholder, no basis for such claim exists or will exist at the time of the Closing or the Additional Closing, as the case may be; and upon delivery of and payment for such Shares hereunder, such Selling Shareholder will transfer good and valid title thereto to the Underwriters who acquire such shares in good faith and without notice of any adverse claim (within the meaning of Section 8-105(a) of the California Uniform Commercial Code), free and clear of all liens, encumbrances, equities, claims, restrictions, rights (including preemptive rights), security interests, voting trusts or other defects of title whatsoever.

                  (b) Such Selling Shareholder has executed and delivered a Custody Agreement and Power of Attorney (hereinafter referred to as the "Shareholders Agreement") and in connection herewith such Selling Shareholder further represents, warrants and agrees that such Selling Shareholder has deposited in custody, under the Shareholders Agreement, with the agent named therein (the "Agent") as custodian, certificates in negotiable form for the Shares to be sold hereunder by such Selling Shareholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Shareholder agrees that the Shares to be sold by such Selling Shareholder on deposit with the Agent are subject to the interests of the Company and the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated, except as provided in this Agreement or in the Shareholders Agreement, by any act of such Selling Shareholder, by operation of law, by the death or incapacity of such Selling Shareholder or by the occurrence of any other event. If the Selling Shareholder should die or become incapacitated, or if any other event should occur, before the delivery of the Shares hereunder, the documents evidencing Shares then on deposit with the Agent shall be delivered by the Agent in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Agent shall have received notice thereof. This Agreement and the Shareholders Agreement have been duly executed and delivered by or on behalf of such Selling Shareholder and the form of such Shareholders Agreement has been delivered to you.

                  (c) This Agreement and the Shareholders Agreement and the transactions contemplated herein and in the Shareholders Agreement have been duly and validly authorized by such Selling Shareholder and the Shareholders Agreement has been duly and validly executed and delivered by such Selling Shareholder.

                  (d) The performance of this Agreement, the execution, delivery and performance of the Shareholders Agreement and the consummation of the transactions contemplated hereby and by the Shareholders Agreement will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with


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
notice or lapse of time, or both, would constitute a default) under, or the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any agreement, instrument, franchise, license or permit to which such Selling Shareholder is a party or by which such Selling Shareholder's properties or assets may be bound or (ii) violate or conflict with any provision of the charter documents of such Selling Shareholder, if such Selling Shareholder is not an individual, or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over such Selling Shareholder or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over such Selling Shareholder or any of its properties or assets is required for the performance of this Agreement, the execution, delivery and performance of the Shareholders Agreement or the consummation of the transactions contemplated hereby and by the Shareholders Agreement, the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                  (e) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (f) To the extent that any statements or omissions are made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder specifically for use therein, at the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any, (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue


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
statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. To the extent that any statements or omissions are made in any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished by the Company by such Selling Shareholder specifically for use therein, when any such related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof.

      2. Purchase, Sale and Delivery of the Shares.

                  (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $_______, the number of Firm Shares set forth opposite the respective names of the Underwriters in Column 1 of Schedule I hereto, (ii) the Selling Shareholders, severally and not jointly, agree to sell to the several Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Selling Shareholders, at the same price per share as specified in clause (i) hereof, the number of Firm Shares set forth opposite the respective names of the Underwriters in Column (2) of Schedule I hereto, plus (in either case) any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof. The number of Firm Shares to be sold by each Selling Shareholder to each Underwriter shall be the number which bears the same proportion to the total number of Firm Shares to be sold by such Selling Shareholder, as specified in Column (1) of
Schedule II hereto, as the number of Firm Shares set forth opposite the name of such Underwriter in Column (2) of Schedule I (or such number increased as set forth in Section 9 hereof) bears to 2,000,000, subject to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

                  (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of [Phillips & Haddan LLP, 4675 MacArthur Court, Suite 710, Newport Beach, California 92660], or at such other place as shall be agreed upon by you, the Selling Shareholders and the Company, at 7:00 A.M., California time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you, the Selling Shareholders and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer in same day funds and to each of the Selling Shareholders by certified or official bank check drawn in federal funds or similar same day funds, against delivery to you for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Shares shall be


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
registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company and the Selling Shareholders will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

                  (c) In addition, certain of the Selling Shareholders (as set forth in Column (2) of Schedule II hereto) hereby grant to the Underwriters the option to purchase up to 450,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Shareholders for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the 30th day following the date of the Prospectus, by written notice by you to the Company and the Selling Shareholders or the Agent. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). The Company will cause certificates for the Additional Shares to be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company and the Selling Shareholders will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

                  The number of Additional Shares to be sold by each Selling Shareholder shall be the number which bears the same proportion to the total number of Additional Shares that are to be sold by the Selling Shareholders on the Additional Closing Date, as specified in the notice provided to the Selling Shareholders or the Agent, as the maximum number of Additional Shares that may be sold by such Selling Shareholder as set forth opposite such Selling Shareholder's name in Column (2) of Schedule II hereof bears to 450,000 (the "Additional Share Allotment"). The number of Additional Shares to be sold by each Selling Shareholder to each Underwriter shall be the number which bears the same ratio to such Selling Shareholder's Additional Share Allotment as the number of Additional Shares set forth opposite the name of such Underwriter in Column (3) of Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to 450,000, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

                  Payment for the Additional Shares shall be made by certified or official bank check or checks drawn in federal funds or similar same day funds payable to the order of the applicable Selling Shareholders at the offices of [Phillips & Haddan LLP, 4675 MacArthur Court, Suite 710, Newport Beach, California 92660] or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

      3. Offering. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

      4. Covenants of the Company and the Selling Shareholders.

            A. The Company covenants and agrees with the several Underwriters that:

                  (a) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

                  The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

                  (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                  (c) The Company will promptly deliver to each of you two signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

                  (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                  (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

                  (f) During the period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Bear, Stearns & Co. Inc., on behalf of the Underwriters, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), and the Company will obtain the undertaking of each of its officers and directors, and such of its shareholders (other than the Selling Shareholders) as have been heretofore designated by you and listed on Schedule III attached hereto not to engage in any of the aforementioned transactions on their own behalf during the period 180 days from the date of the Prospectus, other than the sale by the Company and the Selling Shareholders of Shares hereunder and the Company's issuance of Common Stock upon the exercise of presently outstanding stock options, in each case as disclosed in the Prospectus.

                  (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its shareholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

                  (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

                  (i) The Company will use its best efforts to cause the Shares to be authorized for quotation on the Nasdaq National Market System.

            B. Each of the Selling Shareholders, severally and not jointly, covenants and agrees with the Underwriters that during the period of 180 days from the date of the Prospectus, such Selling Shareholder will not, without the prior written consent of Bear, Stearns & Co. Inc., on behalf of the Underwriters, sell, offer or agree to sell, encumber, pledge, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), other than the sale by such Selling Shareholder of Shares hereunder as disclosed in the Prospectus.

      5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel and the fees and expenses of counsel representing the Selling Shareholders), the underwriting documents (including this Agreement, the Agreement Among Underwriters and the Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the Nasdaq National Market System, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar.

      6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Gibson, Dunn & Crutcher LLP ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than [4:00] P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                  (b) At the Closing Date you shall have received the opinion of Phillips & Haddan LLP, counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                        (i) Each of the Company and its subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiary taken as a whole. Each of the Company and its subsidiary has all requisite corporate authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. All of the issued and outstanding capital stock of the subsidiary of the Company has been duly and validly issued and is fully paid and nonassessable and was not issued in violation of preemptive rights and, is owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever.

                      (ii) The Company has an authorized capital stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares to be delivered on the Closing Date have been duly and validly authorized and, when delivered by the Company or the Selling Shareholders, as the case may be, in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                     (iii) The Common Stock currently outstanding is listed, and the Shares to be sold under this Agreement to the Underwriters are duly authorized for quotation on the Nasdaq National Market System.

                      (iv) This Agreement has been duly and validly authorized, executed and delivered by the Company.

                       (v) To the best knowledge of such counsel, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or its subsidiary, that is of a character required to be disclosed in the Registration Statement and the Prospectus that has not been properly disclosed therein.

                      (vi) The execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiary pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which the Company or its subsidiary is a party or by which any of such corporations or their respective properties or assets may be bound or (B) violate or conflict with any provision of the articles of incorporation or by-laws of the Company or its subsidiary, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or its subsidiary or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or its subsidiary or any of their respective properties or assets is required for the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

                     (vii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

                    (viii) The Registration Statement is effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

                      (ix) Except as disclosed in the Prospectus, and except as to violations, breaches, defaults and events of default that individually or in the aggregate would not have a material adverse effect on the Company and its subsidiary taken as a whole, (i) neither the Company nor its subsidiary is in violation or default of any provision of its articles of incorporation or bylaws, or other organizational documents, or, to the best knowledge of such counsel, is in breach of or default with respect to any provision of any judgment, decree or order, or any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary or any of its respective properties are bound; and (ii) there does not exist any state of facts that constitutes an event of default on the part of the Company or its subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

                       (x) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been described or filed as required. The descriptions of the contracts in the Prospectus are accurate in all material respects and fairly present the information required by the Act and/or the Rules and Regulations to be presented in Form S-1; except as disclosed in the Prospectus, the contracts so described in the Prospectus are in full force and effect on the date hereof, and, to the best knowledge of such counsel, neither the Company, its subsidiary nor any other party is in breach of or default under any of such contracts other than any such breach or default as would not, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or other), properties, business, results of operations or prospects of the Company and its subsidiary taken as a whole.

                      (xi) Except as disclosed in the Prospectus, to the best knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened to which the Company is or may be a party or of which property owned or leased by the Company is or may be the subject or related to environmental or discrimination matters, that might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or other), properties, business, results of operations or prospects of the Company and its subsidiary taken as a whole. To the best knowledge of such counsel, neither the Company nor its subsidiary is a party or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body that could be expected to result in a material adverse change in the condition (financial or other), properties, business, results of operations or prospects of the Company and its subsidiary taken as a whole.

                     (xii) To the best knowledge of such counsel, neither the Company nor its subsidiary has been advised, or has any reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not materially adversely affect the condition (financial or other), business, results of operations or prospects of the Company and its subsidiary taken as a whole.

                    (xiii) To the best knowledge of such counsel, neither the Company nor its subsidiary has at any time during the last five years (i) made any unlawful contribution to any candidate for domestic office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to federal, state or local governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                     (xiv) In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Prospectus and related matters were discussed and, although such counsel does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and expresses no opinion with respect thereto (except to the extent otherwise stated in the such opinion) , no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiary, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

                  (c) At the Closing Date you shall have received the opinions of Phillips & Haddan LLP, counsel for certain of the Selling Shareholders, and Cooley Godward LLP, counsel for certain of the Selling Shareholders, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                        (i) Each of the Selling Shareholders that is not an individual has been duly organized and is validly existing as a limited partnership or a limited liability company, as the case may be, in good standing under the laws of its jurisdiction of organization. Each of the Selling Shareholders that is not an individual has all requisite authority under its partnership agreement or limited liability company operating agreement, as the case may be, and each of the Selling Shareholders that is an individual has all requisite capacity to perform this Agreement, to execute, deliver and perform the Shareholders Agreement and to consummate the transactions contemplated hereby and by the Shareholders Agreement and to sell, transfer and deliver the shares being sold by such Selling Shareholder (the "Seller Shares") under this Agreement in the manner provided in this Agreement and in the Shareholders Agreement. This Agreement and the Shareholders Agreement have been duly executed and delivered by or on behalf of each of the Selling Shareholders and each of this Agreement and the Shareholders Agreement is the valid and legally binding obligation of each Selling Shareholder, enforceable against each Selling Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by equitable principles and limitations on availability of equitable relief, including specific performance, and except as rights to indemnity or contribution may be limited by federal or state securities laws or other applicable laws and the public policy underlying such laws.

                        (ii) Upon the delivery by each Selling Shareholder to the several Underwriters of certificates, duly endorsed for transfer, for the Seller Shares against payment therefor as provided in this Agreement, assuming that each of the Underwriters that has severally purchased such Seller Shares acquires such Seller Shares in good faith and without notice of any adverse claim (within the meaning of Section 8-102(a)(1) of the California Uniform Commercial Code), such Underwriter will have acquired all of the rights of such Selling Shareholder to the Seller Shares sold by such Selling Shareholder under this Agreement and, in addition, title to such Seller Shares will be been transferred to the several Underwriters, free and clear of any adverse claim.

                        (iii) The sale of the Seller Shares to the Underwriters by each Selling Shareholder pursuant to this Agreement, the compliance by such Selling Shareholder with the other provisions of this Agreement and the Shareholders Agreement and the consummation of the other transactions contemplated hereby and by the Shareholders Agreement do not (A) to the best knowledge of such counsel, require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws, or (B) to the best knowledge of such counsel, conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument known to such counsel to which such Selling Shareholder is a party or by which such Selling Shareholder or any of such Selling Shareholder's properties or assets are bound; and nothing has come to the attention of such counsel which causes such counsel to believe that the sale of the Seller Shares to the Underwriters pursuant to this Agreement, the compliance by such Selling Shareholder with the other provisions of this Agreement and the Shareholders Agreement and the consummation of the transactions contemplated hereby and by the Shareholders Agreement will result in a violation of any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to such counsel to be applicable to such Selling Shareholder, other than state securities or "Blue Sky" laws, as to which such counsel may express no opinion.

                        (iv) In addition, such opinion shall also contain a statement (if and to the extent applicable) that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Prospectus and related matters were discussed and, although such counsel does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and expresses no opinion with respect thereto (except to the extent otherwise stated in the such opinion) , no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of the Selling Shareholders or of responsible partners, officers, managers or managing members, as the case may be, of the Selling Shareholders and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the existence or good standing of any Selling Shareholder that is not an individual, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. [Such counsel, in rendering its opinion under subparagraph (iii)(B) above, may specifically state that it is relying solely upon a certificate of the Selling Shareholders or of responsible partners, officer, managers or managing members, as the case may be, of Selling Shareholders and has made no independent investigation] The opinion of such counsel for the Selling Shareholders shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

                   (d) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (e) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection
(a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in
Section 1.A hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiary have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiary taken as a whole, except in each case as described in or contemplated by the Prospectus.

                  (f) At the Closing Date you shall have received a certificate of each of the Selling Shareholders, dated the Closing Date, to the effect that
(i) as of the date hereof and as of the Closing Date the representations and warranties of such Selling Shareholder set forth in Section 1.B hereof are accurate and (ii) as of the Closing Date the obligations of such Selling Shareholder to be performed hereunder on or prior thereto have been duly performed.

                  (g) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from KPMG Peat Marwick LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiary, a reading of the minutes of meetings and consents of the shareholders and boards of directors of the Company and its subsidiary and the committees of such boards subsequent to December 31, 1996, inquiries of officers and other employees of the Company and its subsidiary who have responsibility for financial and accounting matters of the Company and its subsidiary with respect to transactions and events subsequent to December 31, 1996 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to June 30, 1997 there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiary, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or (C) during the period from June 30, 1997 to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiary, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; (iv) on the basis of procedures consisting of a reading of the unaudited pro forma consolidated financial statements of the Company and its subsidiary, inquiries of officers and other employees of the Company and its subsidiary who have responsibility for financial and accounting matters of the Company and its subsidiary with respect to the basis for their determination of the pro forma adjustments and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that such unaudited pro forma consolidated financial statements do not comply as to form in all materials respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiary set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiary or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

                  (h) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

                  (i) You shall have received from each person who is a director or officer of the Company or shareholder that has been heretofore designated by you and listed on Schedule III hereto an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of Bear, Stearns & Co. Inc., on behalf of the Underwriters, offer, sell, offer or agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable or exercisable for shares of Common Stock) for a period of 180 days after the date of the Prospectus.

                  (j) At the Closing Date, the Shares shall have been authorized for quotation on the Nasdaq National Market System.

                  (k) Prior to the Closing Date, the Company and the Selling Shareholders shall have furnished to you such further information, certificates and documents as you may reasonably request.

            If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company and the Selling Shareholders in writing, or by telephone, telex or telegraph, confirmed in writing.

      7.    Indemnification.

                  (a) The Company and the Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that the Company and the Selling Shareholders will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use therein; provided, further, however, that in no case shall any Selling Shareholder be liable or responsible for any amount in excess of the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by such Selling Shareholder from the Underwriters for the Shares sold by such Selling Shareholder pursuant to this Agreement. This indemnity agreement will be in addition to any liability which the Company and any of the Selling Shareholders may otherwise have including under this Agreement.

                  (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each Selling Shareholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company and the Selling Shareholders acknowledge that the statements set forth in the last paragraph of the cover page and in the ______ paragraph[s] under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

                  (d) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable at any time for the reasonable fees and expenses or only (i) one principal firm of attorneys and (ii) one local counsel in each jurisdiction in which, in the reasonable discretion of such principal firm, it is deemed necessary to retain such local counsel for the indemnified party or parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

      8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, any Selling Shareholder and the Underwriters who would otherwise be liable as an indemnifying party under Section 7 of this Agreement shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, such Selling Shareholder or such Underwriter any contribution received by the Company, such Selling Shareholder or such Underwriter from persons, other than
(i) the Underwriters or such Selling Shareholder in the case of the Company,
(ii) the Company or any Underwriter, in the case of such Selling Shareholder, and (iii) the Company or any Selling Shareholder in the case of the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, any such Selling Shareholder and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, such Selling Shareholder and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, such Selling Shareholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, such Selling Shareholder and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, (y) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by such Selling Shareholder and (z) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, of such Selling Shareholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, such Selling Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, (ii) in no case shall any Selling Shareholder be liable or responsible for any amount in excess of the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by such Selling Shareholder and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the

Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Selling Shareholder and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) through (iii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

      9. Default by an Underwriter.

                  (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

                  (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of certain of the Selling Shareholders to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company or the Selling Shareholders, as the case may be, with respect thereto (except in each case as provided in Section 5, 7(a), 7(b) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters, the Company and the Selling Shareholders for damages occasioned by its or their default hereunder.

                  (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the

Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

      10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Selling Shareholders contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, by or on behalf of the Company, any of its officers and directors or any controlling person thereof or by or on behalf of any Selling Shareholder, any of its officers and directors or any controlling person, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

      11.   Effective Date of Agreement; Termination.

                  (a) This Agreement shall become effective, upon the later of when (i) you, the Company and the Selling Shareholders shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company, the Selling Shareholders or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you and the Selling Shareholders or the Agent or by you notifying the Company and the Selling Shareholders or the Agent. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

                  (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, (i) if trading in the Common Stock shall have been suspended by the Commission or by the Nasdaq National Market System; (ii) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (iii) if trading on the New York or American Stock Exchanges or on the Nasdaq National Market System shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges or on the Nasdaq National Market System by the New York or American Stock Exchanges or by the Nasdaq National Market System or by order of the Commission or any other governmental authority having jurisdiction; or (iv) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (v) (A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been such change in political, financial or economic conditions if the effect of any such event in
(A) or (B) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

                  (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

                  (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or any Selling Shareholder to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

      12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, N.Y. 10167, Attention: Mr. Henry J. Aboodi; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 2380 Barrett Avenue, Perris, California 92572, Attention: Mr. Evan M. Gruber; and if sent to any Selling Shareholder, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 2380 Barrett Avenue, Perris, California 92572, Attention: Mr. Evan M.
Gruber, as Attorney-in-Fact.

      13. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the Selling Shareholders, and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

      14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

      If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                    Very truly yours,

                                    MODTECH, INC.


                                    By:___________________________________
                                       Evan M. Gruber
                                       Chief Executive Officer


                                    --------------------------------------
                                    Evan M. Gruber

                                    As Attorney-in-Fact for the Selling
                                    Shareholders named in Schedule II hereto


Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
CRUTTENDEN ROTH INCORPORATED
L.H. FRIEND, WEINRESS, FRANKSON & PRESSON, INC.

By:  Bear, Stearns & Co. Inc.

    By:  ________________________________________
         Stephen Parish, Senior Managing Director

                                   SCHEDULE I

                                THE UNDERWRITERS


                                                Column (2)
                               Column (1)     Number of Firm
                             Number of Firm    Shares to be        Column (3)
                              Shares to be    Purchased from      Maximum No. of
                             Purchased from     the Selling     Additional Shares
    Name of Underwriter       the Company      Shareholders       to be Purchased
    -------------------       -----------      ------------       ---------------

Bear, Stearns & Co. Inc.

Cruttenden Roth
Incorporated

L.H. Friend, Weinress,
Frankson & Presson, Inc.


               Total.......    1,000,000         2,000,000         450,000

                                   SCHEDULE II

                            THE SELLING SHAREHOLDERS


                                                               Column (2)
                                      Column (1)            Maximum No. of
                                 Number of Firm Shares    Additional Shares
  Name of Selling Shareholder         to be Sold              to be Sold
  ---------------------------         ----------              ----------
Gerald B. Bashaw                         175,000                 18,125

James D. Goldenetz                        25,000                 15,000

Evan M. Gruber                            75,000                 25,000

Michael G. Rhodes                         25,000                 15,000

Proactive Partners, L.P.                 933,800                210,000

Fremont Proactive Partners,               58,200                  7,575
L.P.

Lagunitas Partners                       708,000                159,300

            Total                      2,000,000                450,000

                                  SCHEDULE III

                 OTHER SHAREHOLDERS EXECUTING LOCK-UP AGREEMENTS


Charles C. McGettigan
Myron A. Wick, III
Robert W. Campbell
J. Patterson McBaine
James M. Phillips
Gruber & McBaine Capital Management
GMJ Investments
Gruber & McBaine International